                                                                    Exhibit 11

                       UNIVERSAL HOSPITAL SERVICES, INC.

                 SCHEDULE OF COMPUTATION OF PER SHARE EARNINGS
                                  (Unaudited)



                                                    Three Months ended Sept. 30,   Nine Months ended Sept. 30,
                                                    ----------------------------   ---------------------------
                                                         1997           1996            1997          1996
                                                     -----------     -----------   -------------   -----------

PRIMARY:
 Net income                                          $  501,546      $  540,302     $2,366,581     $1,424,690
                                                     ==========      ==========     ==========     ==========
 Weighted average number of
  common shares outstanding
  during this period                                  5,471,342       5,427,789      5,424,608      5,439,657

 Add common equivalent
  shares relating to
  outstanding options to
  purchase common stock
  using the treasury stock method                       185,151          31,405        216,736         72,773
                                                     ----------      ----------     ----------     ----------

   Weighted average number
    of common and common
    equivalent shares outstanding                     5,656,493       5,459,194      5,641,344      5,512,430
                                                     ==========      ==========     ==========     ==========

 Primary net earnings per
  common share                                       $     0.09      $     0.10     $     0.42     $     0.26
                                                     ==========      ==========     ==========     ==========

FULLY DILUTED:

 Net income                                          $  501,546      $  540,302     $2,366,581     $1,424,690
                                                     ==========      ==========     ==========     ==========

 Weighted average number of
  common shares outstanding
  during this period                                  5,471,342       5,427,789      5,424,608      5,439,657

Add common equivalent
 shares relating to
 outstanding options to
 purchase common stock using the
 treasury stock method                                  185,151          31,405        216,736         72,773
                                                     ----------      ----------     ----------     ----------

   Weighted average number
    of common and common
    equivalent shares outstanding                     5,656,493       5,459,194      5,641,344      5,512,430
                                                     ==========      ==========     ==========     ==========

Fully diluted net earnings
 per common share                                    $     0.09      $     0.10     $     0.42     $     0.26
                                                     ==========      ==========     ==========     ==========





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